Exhibit 99.1

FOR IMMEDIATE RELEASE

Frontier Communications to Acquire Verizon’s Wireline Operations in California, Florida and Texas, Doubling Frontier’s Size and Driving Shareholder Value

More than 50% of Acquired Network is FiOS® Enabled

Transaction Expected to be 35% Accretive to Free Cash Flow Per Share in Year One

Expands Footprint in Key Markets

Frontier to Host Conference Call on February 5 at 4:30 p.m. ET

to Discuss Transaction; Presentation to be Posted at 4:15 p.m. ET

STAMFORD, Conn., Feb. 5, 2015 – Frontier Communications Corporation (NASDAQ: FTR) is today announcing a definitive agreement with Verizon Communications Inc. (NYSE: VZ) under which Frontier will acquire Verizon’s wireline operations that provide services to residential, commercial and wholesale customers in California, Florida and Texas, for $10.54 billion in cash. These Verizon properties include 3.7 million voice connections, 2.2 million broadband connections, and 1.2 million FiOS® video connections. The network being acquired is the product of substantial capital investments by Verizon and is 54 percent FiOS enabled. Subject to regulatory approval, the transaction is expected to close in the first half of 2016.

“This transaction marks a natural evolution for our company and leverages our proven skills and established track record from previous integrations,” said Maggie Wilderotter, Frontier Communications Chairman and Chief Executive Officer. “These properties are a great fit for Frontier and will strengthen our presence in competitive suburban markets and accelerate our recent market share gains. We look forward to realizing the benefits this transaction will bring to our shareholders, customers and employees.”

Lowell C. McAdam, Chairman and Chief Executive Officer of Verizon, said, “This transaction will further strengthen Verizon’s focus on extending our leadership position in our core markets and create value for both Verizon and Frontier shareholders. Frontier has proven to be an excellent partner. Together we will ensure a smooth transition for our customers and employees, and I have no doubt these teams will continue putting the customer first.”

Dan McCarthy, Frontier’s President and Chief Operating Officer, commented, “This transaction is an exciting opportunity for Frontier. We are well-positioned to maximize value for our shareholders and create a great experience for new customers. We have four FiOS markets today from our 2010 transaction with Verizon, and a high level of familiarity with the systems underlying these properties. We plan to flash-cut convert these properties to Frontier’s systems as we did in states including West Virginia and Connecticut.”

The transaction provides substantial benefits, including:

•	Strong Revenues, Accretion to Free Cash Flow and Dividend Sustainability: The Verizon wireline operations being acquired by Frontier generated revenue of more than $5.7 billion in 2014. As a result of certain Verizon-allocated overhead costs not transferring to Frontier, or being replaced by Frontier’s lower cost structure, Frontier expects costs to be reduced by $525 million in the first year after close and $700 million by year three. Frontier expects the transaction to be 35 percent accretive to free cash flow per share in year one and to improve Frontier’s strong dividend payout ratio by 13 percentage points.

•	Delivers Significant Customer Benefits: Frontier expects a smooth transition for customers in its new markets. Frontier will extend its local engagement model of being active in the communities it serves and provide superior levels of customer service and differentiated offerings.

•	High-Quality Assets: Verizon has invested more than $7 billion in the buildout of FiOS in the acquired territories, which now enjoy a high availability of FiOS services: fully 54 percent of the acquired network is FiOS enabled.

•	Tax Structure: The transaction will be structured as an asset purchase for tax purposes; with an estimated net present value benefit of approximately $1.9 billion to Frontier and its shareholders.

Transaction Details, Terms and Approvals

Under the terms of the transaction, Frontier will pay Verizon $10.54 billion in cash at closing, representing 3.7x 2014E Pro Forma Day 1 EBITDA.

Frontier will finance this acquisition with the issuance of a combination of equity and equity-linked securities, as well as debt. Frontier has secured a commitment for bridge financing from J.P. Morgan, Bank of America Merrill Lynch and Citibank for 100 percent of the purchase price. The transaction is not subject to a financing condition.

The transaction is subject to regulatory approvals and customary closing conditions, including review by the U.S. Federal Communications Commission, the U.S. Department of Justice, and certain governmental authorities in the states covered. The transaction is expected to close in the first half of 2016.

Conference Call/Webcast

Frontier will host a conference call on Thursday, February 5, 2015 at 4:30 PM Eastern to discuss the transaction. The conference call may be accessed by dialing 877-718-5108 for callers dialing from the U.S. or Canada, and 719-325-4794 for those dialing from outside the U.S. or Canada. The conference call ID number is 3293038. A simultaneous webcast, including an investor presentation, can be accessed by visiting Frontier’s Investor Relations website. A replay of the conference call will be available from Thursday, February 5, 2015 at 8:00 PM until Tuesday, February 10, 2015 at 8:00 PM and may be accessed by visiting Frontier’s website or by dialing 877-718-5108 (access code 3293038) for U.S. and Canadian callers and 719-325-4794 (access code 3293038) for other callers.

Advisors

J.P. Morgan Securities LLC is lead financial and strategic advisor to Frontier, and Skadden, Arps, Slate, Meagher & Flom LLP is legal counsel. Greenhill & Co. acted as advisor to Frontier’s Board of Directors.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, video, wireless Internet data access, Frontier Secure data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices, and advanced communications for medium and large businesses in 28 states. Frontier’s approximately 17,400 employees are based entirely in the United States. More information is available at www.frontier.com and www.frontier.com/ir.

Frontier Communications Contact Information

Investors:

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

Media:

Steve Crosby, 916-206-8198

Senior Vice President, Corporate Communications

steven.crosby@ftr.com

Brigid Smith, 203-614-5042

AVP, Corporate Communications

brigid.smith@ftr.com

Forward-Looking Statements

This report contains “forward-looking statements,” statements related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: risks related to the pending acquisition of properties from Verizon, including our ability to complete the acquisition of such operations, our ability to successfully integrate operations, our ability to realize anticipated cost savings, sufficiency of the assets to be acquired from Verizon, our ability to migrate Verizon’s operations from Verizon owned and operated systems and processes to our owned and operated systems and processes successfully, failure to enter into or obtain, or delays in entering into or obtaining, certain agreements and consents necessary to operate the acquired business as planned, failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals for the acquisition, and increased expenses incurred due to activities related to the transaction; risks related to the recently-concluded Connecticut acquisition, including our ability to successfully integrate the Connecticut operations, diversion of management’s attention, effects of increased expenses or unanticipated liabilities, and our ability to realize anticipated cost savings; our ability to meet our debt and debt service obligations; competition from cable, wireless and other wireline carriers and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common shares; the effects of changes in both general and local economic conditions on the markets that we serve; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2015 and beyond; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the ability, or increase the cost, of financing to us; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; and the impact of potential information technology or data security breaches or other disruptions. These and other uncertainties related to the Company’s business are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. The Company does not intend to update or revise these forward-looking statements.

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